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                                                                     EXHIBIT 2.2


                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


       This FIRST AMENDMENT (this "Amendment") to the Asset Purchase Agreement dated December 31, 1996 (the "Agreement"), by and among UTI Energy Corp., a Delaware corporation ("Buyer"), Triad Drilling Corporation, a Delaware corporation and wholly owned subsidiary of Buyer ("Triad"), and Quarles Drilling Corporation, an Oklahoma corporation ("Seller");

                                  WITNESSETH:

       WHEREAS, Buyer and Seller entered into the Agreement whereby Buyer agreed to buy, and Seller agreed to sell, the Purchased Assets in exchange for the payment by Buyer of the Purchase Price and the assumption by Buyer of the Assumed Liabilities; and

       WHEREAS, as permitted by the Agreement, Buyer desires to assign to Triad Buyer's right to take title to the Purchased Assets;

       NOW, THEREFORE, in consideration of the premises and the mutual terms and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

       1. Triad hereby agrees that it shall be bound by and liable for the obligations of Buyer set forth in Article II of the Agreement.

       2. The parties hereto agree that (i) the delivery of the Purchased Assets described in Section 2.6 of the Agreement shall be made to Triad instead of Buyer, (ii) Seller shall deliver the documents identified in Section 4.2 of the Agreement to Triad instead of Buyer, and (iii) Triad shall deliver the General Assignment referred to in Section 4.3(b).

       3. Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

       4. Capitalized terms used and not otherwise defined herein have the meanings given such terms in the Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.



                                           UTI ENERGY CORP.



                                           By:  /s/ VAUGHN DRUM
                                                --------------------------------
                                                    Vaughn Drum, President
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                                           QUARLES DRILLING CORPORATION



                                           By:  /s/ ROBERT WADLOW
                                                --------------------------------
                                                    Robert Wadlow, Vice
                                                    President


                                           TRIAD DRILLING CORPORATION



                                           By:      /s/ VAUGHN E. DRUM
                                                --------------------------------
                                                    Vaughn Drum, Chairman of
                                                    the Board and Chief
                                                    Executive Officer





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